#4383674.5

Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of October 21, 2013 (this “Amendment”), is among Ferrellgas, L.P., a Delaware limited partnership (the “Borrower”), Ferrellgas, Inc., a Delaware corporation and sole general partner of the Borrower (the “General Partner”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and the Lenders party hereto.

INTRODUCTION

A.	The Borrower, the General Partner, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of November 2, 2009 (as amended, supplemented, or restated to the date hereof, the “Original Agreement” and, as amended by this Amendment, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and other extensions of credit to the Borrower as therein provided; and

B.	The Borrower, the General Partner, the Administrative Agent and the Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 2 Amendments to Original Agreement.

(a) Section 1.01 of the Original Agreement is hereby amended by:

(i) deleting the defined term “Amendment No. 1”.

(ii) adding the following definitions in the appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 dated as of October 21, 2013 among the Administrative Agent, the L/C Issuers, the Lenders party thereto, and the Borrower.

“Amendment No. 2 Effective Date” means October 21, 2013.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Eligible Contract Participant” means, with respect to any Swap, a Person that is an “eligible contract participant”, as defined in the Commodity Exchange Act, with respect to such Swap.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest or lien to secure, or the provision by such Guarantor of other support of, such Swap Obligation is or becomes illegal under the Commodity Exchange Act by virtue of such party’s failure for any reason to constitute an Eligible Contract Participant at the time such guaranty, grant of security interest or lien or provision of support of, such Swap Obligation becomes effective. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or lien to secure or provision of other support is or becomes illegal.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Swap” means any “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means any obligation to pay or perform under any Swap, whether as a party to such Swap or by providing any guarantee of or provision of support for such Swap (and whether or not such obligation is a Secured Hedge Obligation hereunder).

(iii) amending the definition of “Applicable Rate” in its entirety to read as follows:

“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) or Amendment No. 2:

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate/Standby Letters of Credit	Base Rate	Commercial Letters of Credit	Commitment Fee

1	<2.75:1	1.75%	0.75%	1.75%	0.35%

2	=2.75:1 but <3.25:1	2.00%	1.00%	2.00%	0.35%

3	=3.25:1 but <3.75:1	2.25%	1.25%	2.25%	0.50%

4	=3.75:1 but =4.25:1	2.50%	1.50%	2.50%	0.50%

5	>4.25:1	2.75%	1.75%	2.75%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(iv) amending the definition of “Arranger” by replacing “Banc of America Securities LLC” with “Merrill Lynch, Pierce, Fenner & Smith Incorporated”.

(v) amending the definition of “Audited Financial Statements” by replacing “2010” with “2013.”

(vi) amending the definition of “Change in Law” in its entirety as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(vii) amending the last proviso in the definition of “Defaulting Lender” in its entirety as follows:

provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

(viii) amending the definition of “Eurodollar Rate” in its entirety as follows:

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”), as published on the applicable Reuters screen page (or if such publication is unavailable, such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that if LIBOR is not available at the applicable time for any reason, then the “Eurodollar Rate” shall be determined using a comparable or successor rate that is approved by the Administrative Agent, which approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(ix) amending the definition of “Eurodollar Rate Loan” by replacing “the Eurodollar Rate” with “clause (a) of the definition of Eurodollar Rate”.

(x) amending the definition of “Maturity Date” in its entirety as follows:

“Maturity Date” means October 21, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(xi) amending the definition of “Secured Hedge Obligations” by inserting the following before the last period:

; provided that, when used with reference to any Guarantor, the term “Secured Hedge Obligation” excludes any Excluded Swap Obligations with respect to such Guarantor

(b) Section 5.05 of the Original Agreement is hereby amended by

(i) amending clause (b) in its entirety as follows:

(b) The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated October 31, 2012, January 31, 2013, and April 30, 2013, respectively, and the related consolidated statements of income or operations, partners’ capital and cash flows for the fiscal quarters ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(ii) replacing “Amendment No. 1” in clause (d) with “Amendment No. 2”.

(c) Section 5.13 of the Original Agreement is hereby amended by replacing “Amendment No. 1 Effective Date” with “Amendment No. 2 Effective Date”.

(d) ARTICLE V is hereby amended by adding new Section 5.20 at the end thereof as follows:

5.20 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

(e) Section 6.01(d) of the Original Agreement is hereby amended by replacing “2010” with “2013”.

(f) Section 6.12 is hereby amended by adding new clause (d) at the end thereof as follows:

(d) Notwithstanding anything in this Agreement or any Collateral Document to the contrary, no Guarantor shall guarantee (or grant a Lien to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of such Guarantor.

(g) ARTICLE VII is hereby amended by adding new Section 7.20 at the end thereof as follows:

7.20 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

(h) Section 7.05(g) of the Original Agreement is hereby amended by replacing “Amendment No. 1 Effective Date” with “Amendment No. 2 Effective Date”.

(i) Section 7.11(b) of the Original Agreement is hereby amended by replacing “2.50 to 1.0” with “2.75 to 1.0”.

(j) Section 8.03 of the Original Agreement is hereby amended by replacing “Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.” with as follows:

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law;

provided that, to the extent that any Excluded Swap Obligations exist with respect to any Guarantor, monies or property received from such Guarantor or from the proceeds of any Collateral provided by such Guarantor may not be shared with the Hedge Banks to the extent that doing so would violate the Commodity Exchange Act (but to the maximum extent allowed under applicable law the amounts received or recovered from the other Loan Parties will instead be allocated to the Hedge Banks as necessary to achieve the overall ratable applications of monies and property intended by this Section but for this proviso).

(k) Schedule 2.01 of the Original Agreement is hereby amended and restated in its entirety with Schedule 2.01 attached hereto.

(l) Schedule 5.13A of the Original Agreement is hereby amended to delete the row in the table with the reference to “Ferrellgas Real Estate, Inc., a Delaware corporation”.

Section 3 Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when and only when:

(a) The Administrative Agent shall have received all of the following, at the Administrative Agent’s office:

(i) an original counterpart to this Amendment, duly executed by all parties hereto;

(ii) satisfactory results of all applicable lien searches;

(iii) satisfactory evidence that the Borrower and its Restricted Subsidiaries maintain insurance that is customary in the industry, including without limitation the amount, types and terms and conditions of such insurance; and the Lenders shall have received certificates naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lenders’ Collateral;

(iv) satisfactory opinions of counsel to the Borrower and the Guarantors addressed to the Lenders (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Original Agreement, as amended and no conflict with the terms of the Borrower’s indentures) and of appropriate local counsel, if any, and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require;

(v) satisfactory evidence that the Administrative Agent (on behalf of the Lenders) shall continue to have a valid and perfected first priority (subject to Permitted Liens) security interest in the Collateral (or arrangements satisfactory to the Administrative Agent shall have been made to provide for such filings to be made to provide such security interest);

(vi) a duly completed Compliance Certificate signed by a Responsible Officer of the General Partner for the July 31, 2013 year-end audited financial statements; and

(vii) a certificate signed by a Responsible Officer of the General Partner certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied, and (B) that the conditions specified in Sections 3(b) and (c) below have been satisfied.

(b) There shall not have occurred since July 31, 2013 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c) There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(d) The Borrower shall have paid, in connection with the Loan Documents, all recording, handling, legal, and other fees or payments required to be paid to the Administrative Agent or any Lender pursuant to any Loan Documents for which an invoice has been received at least one business day before the date hereof.

(e) The Administrative Agent shall have received financial projections and inventory sales projections (reporting projected volumes of propane to be sold) with respect to the Borrower and the Guarantors for fiscal years 2014 through 2016, including balance sheets and statements of projected income and cash flow, in each case with pro forma adjustments for the transactions implied herein.

(f) All accrued interest, fees and other amounts payable under the Original Agreement for the account of any Lender (as defined in the Original Agreement) shall have been paid.

Section 4 Confirmation; Representations and Warranties.

In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all respects at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extensions of credit under the Credit Agreement or that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(b) The Borrower and the General Partner are duly authorized to execute and deliver this Amendment and have duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower and the General Partner hereunder.

(c) The execution and delivery by the Borrower and the General Partner of this Amendment, the performance by the Borrower and the General Partner of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the Organization Documents of the Borrower or the General Partner, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Borrower or the General Partner, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Borrower or the General Partner. Except for those which have been obtained, no consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Borrower and the General Partner of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower and the General Partner, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

Section 5 Miscellaneous.

(a) Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

(b) Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.

(c) Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e) Counterparts; Electronic Transmission. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

(f) ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FERRELLGAS, L.P. By: Ferrellgas, Inc., as its General Partner
By:	/s/ James R. VanWinkle—
Name:	James R. VanWinkle
Title:	Executive Vice President and Chief Financial Officer

FERRELLGAS, INC.
By:	__/s/ James R. VanWinkle_______
Name:	James R. VanWinkle
Title:	Executive Vice President and Chief Financial Officer

}
BANK OF AMERICA, N.A., as
Administrative Agent
By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Vice President

BANK OF AMERICA, N.A., as a
Lender, L/C Issuer and Swing Line
Lender
By: /s/ Michael Clayborne
Name: Michael Clayborne
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ T. Bancroft Mattei

Name:	__T. Bancroft Mattei
Title:	_Director

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Preeti Yeung

Name:	__Preeti Yeung
Title:	Authorized Officer

FIFTH THIRD BANK, as a Lender

By: /s/ Stephen C. Watts

Name:	__Stephen C. Watts
Title:	Vice President

BMO HARRIS BANK N.A.,
Successor-by-merger to
M&I Marshall & Ilsley BANK, as a Lender

By: /s/ David T. Hunt—

Name:	__David T. Hunt
Title:	Vice President
By:	/s/ Matt Mayer

Name:	__Matt Mayer
Title:	Vice President

THE PRIVATEBANK & TRUST COMPANY, as a Lender

By: /s/ Zach Strube

Name:	__Zach Strube
Title:	Associate Managing Director

SUNTRUST BANK, as a Lender

By: /s/ Andrew Johnson

Name:	__Andrew Johnson
Title:	Director

CAPITAL ONE, N.A., as a Lender

By: /s/ Karen S. DeBlieux

Name:	__Karen S. DeBlieux
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By: /s/ John Berry

Name:	__John Berry
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Magnus McDowell

Name:	__Magnus McDowell
Title:	Vice President

CONSENT AND AGREEMENT

The undersigned hereby (i) consents to the provisions of the Amendment No. 2 to Credit Agreement (the “Second Amendment”) and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty dated as of November 2, 2009, made by it for the benefit of the Administrative Agent and the Lenders, executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its obligations and covenants thereunder shall remain unimpaired by the execution and delivery of the Second Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty and the other Loan Documents shall remain in full force and effect.

FERRELLGAS, INC.
By:	/s/ James R. VanWinkle—
Name:	James R. VanWinkle
Title:	Executive Vice President and Chief Financial Officer

BLUE RHINO GLOBAL SOURCING, INC.
By:	__/s/ James R. VanWinkle_______
Name:	James R. VanWinkle
Title:	Executive Vice President and Chief Financial Officer
SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Letter of Credit Sublimit Participation	Applicable Percentage

Bank of America, N.A.	$70,000,000.00	$28,000,000.00	14.000000000%

Wells Fargo Bank, N.A.	$70,000,000.00	$28,000,000.00	14.000000000%

JPMorgan Chase Bank, N.A.	$70,000,000.00	$28,000,000.00	14.000000000%

Fifth Third Bank	$60,000,000.00	$24,000,000.00	12.000000000%

BMO Harris Bank, N.A., successor-by-merger to M&I Marshall & Ilsley Bank	$45,000,000.00	$18,000,000.00	9.000000000%

The PrivateBank & Trust Company	$45,000,000.00	$18,000,000.00	9.000000000%

SunTrust Bank	$45,000,000.00	$18,000,000.00	9.000000000%

Capital One, N.A.	$35,000,000.00	$14,000,000.00	7.000000000%

PNC Bank, National Association	$35,000,000.00	$14,000,000.00	7.000000000%

U.S. Bank National Association	$25,000,000.00	$10,000,000.00	5.000000000%

Total	$500,000,000.00	$200,000,000.00	100.000000000%

As of October 21, 2013